Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS THIRD QUARTER RESULTS

•	Net sales $78.6 million.

•	Adjusted EBITDA $3.1 million.

•	Gross margin 31.0%.

 CARSON, California, November 8, 2011— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the third quarter ended October 1, 2011 of $78.6 million compared with Q3 2010 net sales of $72.3 million. Excluding $19.2 million of revenues from the acquisition of J.C. Whitney, net sales were $59.4 million, an increase of 1.2% over Q3 2010 net sales. Q3 2011 net loss was $5.3 million or $0.17 per share, compared with Q3 2010 net loss of $13.0 million or $0.43 per share. Q3 2011 net loss included a net loss of $5.5 million or $0.18 per share related to JC Whitney, of which $3.8 million of the loss, net of tax; was attributable to restructuring and acquisition expenses. We generated Adjusted EBITDA of $3.1 million for the quarter compared to $4.1 million for Q3 2010. Excluding J.C. Whitney’s Adjusted EBITDA of $(0.9) million, which included the related $3.8 million of restructuring and integration expenses, Adjusted EBITDA was $4.0 million. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“The third quarter was one of transition where we made major progress against many initiatives that should be reflected in our financial results going forward”, stated Shane Evangelist, “As of a few weeks ago, we completed the full technology integration of JCW and look forward to reversing negative trends in that business that occurred while we were focused on completing the integration.  Furthermore, we anniversary changes made in our online marketplace business this quarter as well as search changes made the first quarter positioning the company for success in 2012.”

Q3 2011 Financial Highlights

•
Net sales for Q3 2011 increased by 8.6% from Q3 2010. Excluding the acquisition of JC Whitney, Q3 2011 net sales increased by 1.2% due to increased non-internet sales. E-commerce sales decreased by 1.0% from Q3 2010, primarily attributable to a 4.5% decline in conversion rate, a 2.9% decline in revenue capture and a 0.8% decline in average order value partially offset by a 9.7% increase in unique visitors.

•
Gross profit for Q3 2011 increased 1.4% from Q3 2010. Excluding the acquisition of JC Whitney, gross profit was $19.2 million for Q3 2011 and Q3 2010. Gross margin decreased 2.2% to 31.0% of net sales during Q3 2011, compared with Q3 2010. Excluding the acquisition of JC Whitney, gross margin was 32.4% and 32.7% of net sales for Q3 2011 and Q3 2010, respectively. Gross margin was unfavorably impacted by a mix shift from body to engine parts and increased freight expenses.

•
Online advertising expense, which includes catalog costs, was $7.0 million or 9.7% of internet net sales for the third quarter of 2011. Excluding JC Whitney, online advertising expense was 7.6% of internet net sales, up 0.3% from the prior year. Marketing expense, excluding advertising expense, was $7.0 million or 8.9% of net sales for the third quarter of 2011. Excluding JC Whitney, marketing expense without advertising was 8.3% of Q3 2011 net sales, up 1.3% from the prior year. The increase was primarily due to higher amortization from software deployments this year and additional marketing services.

•
General and administrative expense was $9.1 million or 11.6% of net sales for the third quarter 2011 which includes $3.8 million of integration expenses for Whitney. Excluding the acquisition of JC Whitney and the legal settlement and costs to protect our intellectual property, Q3 2011 general and administrative expense was $4.5 million or 7.5% of net sales, down from 8.8% for Q3 2010. This decrease reflects fixed cost leverage from higher sales.

•
Fulfillment expense was $4.4 million or 5.7% of net sales in the third quarter of 2011. Excluding the acquisition of JC Whitney, Q3 2011 fulfillment expense was 6.3% of net sales, up from 5.8% last year. The increase was primarily due to higher depreciation and amortization expense.

•
Technology expense was $1.7 million or 2.1% of net sales in the third quarter of 2011. Excluding the acquisition of JC Whitney, technology expense for Q3 2011 was 2.0% of net sales, consistent from Q3 2010.

•
Capital expenditures, inclusive of non-cash accrued asset purchases and property acquired under capital leases for the third quarter of 2011 were $3.4 million, of which $0.6 million consisted of JC Whitney expenditures. Included in capital expenditures were $3.1 million of internally developed software and website development costs.

Cash, cash equivalents and investments were $18.4 million and debt was $19.4 million at October 1, 2011. The Company includes $2.1 million of auction rate preferred securities in long-term assets, in investments. Cash, cash equivalents and investments decreased by $2.8 million over the previous quarter from $3.9 million of capital expenditures and $1.6 million pay down of long-term debt partially offset by $3.0 million in operating cash flow.

Q3 2011 Operating Metrics

Consolidated

	Q3 2011	Q3 2010	Q2 2011
Conversion Rate	1.57%	1.67%	1.60%
Customer Acquisition Cost	$9.70	$8.29	$10.11
Marketing Spend (% Internet Sales)	9.7%	8.2%	9.8%
Visitors (millions)1	42.1	34.8	41.8
Orders (thousands)	662	582	669
Revenue Capture (% Sales)2	81.2%	83.1%	83.6%
Average Order Value	$122	$121	$125

US Auto Parts excluding JC Whitney

	Q3 2011	Q3 2010	Q2 2011
Conversion Rate	1.54%	1.61%	1.53%
Customer Acquisition Cost	$6.94	$6.44	$6.55
Marketing Spend (% Internet Sales)	7.5%	7.3%	7.0%
Visitors (millions)1	32.3	29.4	30.3
Orders (thousands)	497	474	464
Revenue Capture (% Sales)2	82.0%	84.4%	84.5%
Average Order Value	$115	$116	$117

1	Visitors do not include traffic from media properties (e.g. AutoMD).
2	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles; (d) depreciation and amortization; (e) share-based compensation expense; (f) legal settlement and costs to enforce intellectual property rights; (g) charge for change in revenue recognition and (h) restructuring costs related to the JCW acquisition.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The tables below reconcile net (loss) income to Adjusted EBITDA on both a consolidated basis and for US Auto Parts excluding the JC Whitney acquisition for the periods presented (in thousands):

Consolidated

	Thirteen Weeks Ended October 1,	Thirteen Weeks Ended October 2,	Thirty-Nine Weeks Ended October 1,	Thirty-Nine Weeks Ended October 2,
	2011	2010	2011	2010
Net loss	$(5,308)	$(13,039)	$(8,118)	$(11,030)
Interest expense, net	283	187	719	132
Income tax provision	2	10,979	215	12,154
Amortization of intangibles	338	919	3,328	1,164
Depreciation and amortization	3,126	2,547	9,202	6,483
EBITDA	(1,559)	1,593	5,346	8,903
Share-based compensation	623	640	1,946	2,112
Legal settlement and costs to enforce intellectual property rights	211	306	443	2,199
Charge for change in revenue recognition	—	—	—	411
Add back restructuring	3,816	1,590	6,591	1,590
Adjusted EBITDA	$3,091	$4,129	$14,326	$15,215

U.S. Auto Parts, Excluding JC Whitney

	Thirteen Weeks Ended October 1,	Thirteen Weeks Ended October 2,	Thirty-Nine Weeks Ended October 1,	Thirty-Nine Weeks Ended October 2,
	2011	2010	2011	2010
Net income (loss)	$214	$(10,136)	$4,617	$(8,127)
Interest expense, net	280	139	719	83
Income tax provision	2	10,979	160	12,154
Amortization of intangibles	125	124	375	369
Depreciation and amortization	2,514	2,197	7,364	6,132
EBITDA	3,135	3,303	13,235	10,611
Share-based compensation	623	640	1,946	2,112
Legal settlement and costs to enforce intellectual property rights	211	306	443	2,199
Charge for change in revenue recognition	—	—	—	411
Adjusted EBITDA	$3,969	$4,249	$15,624	$15,333

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Tuesday, November 8, 2011 at 2:00 pm Pacific Time (5:00 pm Eastern Time). The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer. Participants may access the call by dialing 1-877-941-1428 (domestic) or 1-480-629-9665 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through November 22, 2011. To access the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), passcode 4485236. To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net .

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com , www.jcwhitney.com , www.partstrain.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net .

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” ”would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	October 1, 2011	January 1, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,151	$17,595
Short-term investments	1,117	1,062
Accounts receivable, net of allowance of $194 and $372, respectively	8,805	5,339
Inventory	45,717	48,100
Deferred income taxes	360	359
Other current assets	4,444	5,646

Total current assets	75,594	78,101
Property and equipment, net	34,800	33,140
Intangible assets, net	15,456	18,718
Goodwill	18,854	18,647
Investments	2,104	4,141
Other non-current assets	981	790

Total assets	$147,789	$153,537

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,833	$31,660
Accrued expenses	15,480	15,487
Current portion of long-term debt	6,250	6,125
Current portion of capital lease payable	128	132
Other current liabilities	7,454	5,522

Total current liabilities	63,145	58,926
Long-term debt, net of current portion	13,188	17,875
Capital leases payable, net of current portion	67	185
Deferred income taxes	3,233	3,046
Other non-current liabilities	983	701

Total liabilities	80,616	80,733
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at October 1, 2011 and January 1,2011; 30,587,401 and 30,429,376 shares issued and outstanding at October 1, 2011 and January 1, 2011, respectively	31	30
Additional paid-in capital	156,372	153,962
Accumulated other comprehensive income	325	249
Accumulated deficit	(89,555)	(81,437)

Total stockholders’ equity	67,173	72,804

Total liabilities and stockholders’ equity	$147,789	$153,537

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net sales	$78,593	$72,349	$249,839	$181,828
Cost of sales (1)	54,248	48,342	166,664	119,617
Gross profit	24,345	24,007	83,175	62,211
Operating expenses:
Marketing (2)	14,002	11,145	41,953	25,496
General and administrative (2)	9,096	8,156	25,739	20,288
Fulfillment (2)	4,449	4,102	14,048	10,269
Technology (2)	1,676	1,665	5,531	3,841
Amortization of intangibles and impairment loss	338	919	3,328	1,164
Total operating expenses	29,561	25,987	90,599	61,058
(Loss) income from operations	(5,216)	(1,980)	(7,424)	1,153
Other income (expense):
Other income	201	134	279	185
Interest expense	(291)	(214)	(758)	(214)
Total other expense, net	(90)	(80)	(479)	(29)
(Loss) income before income taxes	(5,306)	(2,060)	(7,903)	1,124
Income tax provision	2	10,979	215	12,154
Net loss	$(5,308)	$(13,039)	$(8,118)	$(11,030)

Basic net loss per share	$(0.17)	$(0.43)	$(0.27)	$(0.36)
Diluted net loss per share	$(0.17)	$(0.43)	$(0.27)	$(0.36)
Shares used in computation of basic net loss per share	30,571,472	30,357,988	30,521,529	30,225,194
Shares used in computation of diluted net loss per share	30,571,472	30,357,988	30,521,529	30,225,194

___________________________________
(1) Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment costs.
(2) Includes share-based compensation expense related to option grants, as follows:

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Marketing	$82	$73	$329	$265
General and administrative	387	447	1,162	1,447
Fulfillment	100	72	276	261
Technology	54	48	179	139
Total share-based compensation expense	$623	$640	$1,946	$2,112

U.S. AUTO PARTS NETWORK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Thirty- Nine Weeks Ended October 1, 2011	Thirty- Nine Weeks Ended October 2, 2010
Operating activities
Net loss	$(8,118)	$(11,030)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,202	6,483
Amortization of intangibles	3,328	1,164
Share-based compensation	1,946	2112
Deferred income taxes	187	12,232
Amortization of deferred financing costs	95	20
Loss from disposition of assets	—	(15)
Changes in operating assets and liabilities:
Accounts receivable	(3,466)	2,943
Inventory	2,383	(15,871)
Prepaid expenses and other current assets	(105)	(5,969)
Other non-current assets	—	(137)
Accounts payable and accrued expenses	2,725	7,357
Other current liabilities	1,940	1,656
Other non-current liabilities	283	663

Net cash provided by operating activities	10,400	1,608
Investing activities
Additions to property and equipment	(11,140)	(9,798)
Purchases of intangibles	(63)	(1,003)
Changes in restricted cash	319	(319)
Proceeds from sale of marketable securities	2,100	29,409
Purchases of marketable securities	(55)	(19,225)
Purchases of company-owned life insurance	(281)	(250)
Proceeds from purchase price adjustment	787	—
Acquisition, net of cash acquired	—	(27,500)

Net cash used in investing activities	(8,333)	(28,686)
Financing activities
Proceeds from long-term debt	—	25,000
Payments made on long-term debt	(4,562)	—
Changes in book overdraft	(85)	—
Payments of short-term financing	(122)	(5)
Payments of debt financing costs	(53)	(467)
Proceeds from exercise of stock options	324	788

Net cash (used in) provided by financing activities	(4,498)	25,316
Effect of exchange rate changes on cash	(13)	51
Net change in cash and cash equivalents	(2,444)	(1,711)
Cash and cash equivalents, beginning of period	17,595	26,251

Cash and cash equivalents, end of period	$15,151	$24,540

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	1,191	589
Property acquired under capital lease	32	285
Unrealized gain (loss) on investments	58	(98)
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	9	103
Cash paid during the period for interest	853	97

Investor Contacts :

Ted Sanders, Chief Financial Officer
U.S. Auto Parts Network, Inc.
tsanders@usautoparts.com
(310) 735-0085

Budd Zuckerman, President
Genesis Select Corporation
bzuckerman@genesisselect.com
(303) 415-0200